NEWS RELEASE
October 27, 2022

FOR IMMEDIATE RELEASE

CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. APPOINTS BOARD MEMBER

KALISPELL, MONTANA – Glacier Bancorp, Inc. (NYSE: GBCI) announces the appointment of Tommy Espinoza as a director of Glacier Bancorp and Glacier Bank, effective December 1, 2022. Mr. Espinoza was also appointed to the Audit, Compensation, Compliance, Nominating/Corporate Governance, and Risk Oversight Committees.

Mr. Espinoza is a prominent architect of Latino community and business development policy and programs, with over 45 years of community development experience that span the public, private and non-profit spectrum. Mr. Espinoza is the President and CEO of Espinoza Community Development LLC, a corporation dedicated to private community development, and is the co-founder and former President and CEO of Raza Development Fund, the largest Latino Community Financial Institution in the United States. He also currently serves as a director for The Foothills Bank, division of Glacier Bank. Mr. Espinoza will bring extensive experience in executive-level leadership, corporate management, consultation, asset management and community, business and real estate development to the respective boards of directors.

Glacier Bancorp, Inc. is the parent company for Glacier Bank and its bank divisions: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Visit Glacier’s website at http://www.glacierbancorp.com.